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                                                                      Exhibit 11

                 METRO INFORMATION SERVICES, INC. AND SUBSIDIARY
       COMPUTATION OF EARNINGS PER SHARE AND PRO FORMA EARNINGS PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


SHARES (2)                                                               1996                 1997                 1998
                                                                         ----                 ----                 ----
Average outstanding during the year and number of
         shares on which published basic earnings
               per share is based (3)                               12,397,376           14,610,888           14,845,465

Add: Incremental shares from assumed exercise
         of stock options                                                   --               51,369              155,711
                                                                   -----------         ------------          -----------
Number of shares on which published diluted
         earnings per share is based                                12,397,376           14,662,257           15,001,176
                                                                                       ------------          -----------
                                                                                       ------------          -----------
Add: The number of shares obtained by dividing
         the amount by which the distributions
         during the period exceeded earnings for
         the period, by the offering price of $16
         per share (4)                                                 271,614
                                                                   -----------

Number of shares on which published pro forma basic
         and diluted earnings per share is based                    12,668,990
                                                                   -----------
                                                                   -----------

EARNINGS

Net income applicable to common shareholders                       $ 8,841,182          $ 9,627,247         $ 14,617,044
                                                                   -----------         ------------          -----------
                                                                   -----------         ------------          -----------
Earnings per share - basic                                            $   0.71             $   0.66            $    0.98
                                                                   -----------         ------------          -----------
                                                                   -----------         ------------          -----------
Earnings per share - diluted                                          $   0.71             $   0.66            $    0.97
                                                                   -----------         ------------          -----------
                                                                   -----------         ------------          -----------
Pro forma net income applicable to common
         shareholders                                              $ 5,304,709
                                                                   -----------
                                                                   -----------
Pro forma earnings per share - basic and diluted (1)                  $   0.42
                                                                   -----------
                                                                   -----------

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(1)  There is no difference between pro forma basic and diluted earnings per share. Therefore, pro forma basic and diluted earnings per share are presented on one line.

(2) All share amounts give effect to the 3,507.2952 for one stock split effected in the form of a stock dividend before the Company's January 29, 1997 initial public offering.

(3) Average shares outstanding for 1998 are calculated based on a weighted average calculation. Shares increased throughout the period for stock option exercises and Employee Stock Purchase Plan issues.

(4) Includes $9,000,000 of S corporation earnings distributed before the completion of the Company's initial public offering.